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                                                                    EXHIBIT 99.1


                             UNIT INSTRUMENTS, INC.
                            22600 SAVI RANCH PARKWAY
                             YORBA LINDA, CA 92887
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints Michael J. Doyle and Gary N. Patten as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Unit Instruments, Inc. held of record by the undersigned on December 4, 1998, at a Special Meeting of Shareholders to be held on January 22, 1999 and at any adjournment or postponement thereof.

1. Approval of (a) the Agreement and Plan of Merger dated as of July 2, 1998 among Unit Instruments, Inc., a California corporation ("Unit"),
   United States Filter Corporation, a Delaware corporation ("U.S. Filter"), and Kinetics Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of U.S. Filter ("Subcorp"), as amended by a First Amendment to Agreement and Plan of Merger dated August 5, 1998 and a Second Amendment to Agreement and Plan of Merger dated November 10, 1998 (such Agreement and Plan of Merger, as amended by such First Amendment and Second Amendment thereto, is referred to as the "Merger Agreement"), and (b) the Merger of Subcorp with and into Unit in accordance with the Merger Agreement, as more fully described in the accompanying proxy statement.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

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2. In their discretion, the Proxies are authorized to vote upon procedural matters, including, without limitation, potential adjournments of the Special Meeting, and such other business as may properly come before the meeting or any adjournment or postponement thereof, for which discretionary authority may be exercised.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

                     (To be signed and dated on other side)



                          (Continued from other side)

                                       Dated: ____________________________, 199_

                                       _________________________________________
                                                       Signature

                                       _________________________________________
                                               Signature if held jointly

                                       Please date this Proxy and sign it
                                       exactly as your name or names appear
                                       below. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized director. If shares are held by a partnership, please sign in partnership name by an authorized person.

                                       All other proxies heretofore given by the undersigned to vote shares of stock of Unit Instruments, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
     ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.